Exhibit 99.1
SWISHER ANNOUNCES RESULTS FOR THE THREE MONTHS AND FULL YEAR
ENDED DECEMBER 31, 2014

CHARLOTTE, NC – March 31, 2015 – Swisher Hygiene Inc. (“Swisher”) (NASDAQ: SWSH), a leading service provider of essential hygiene and sanitizing solutions, today announced results for the three months and full year ended December 31, 2014.

Fourth Quarter 2014 Highlights

●
Total revenue of $45.9 million for the fourth quarter of 2014, a 9% decrease compared to the fourth quarter of 2013.  Excluding revenue related to non-core linen routes and businesses sold, held for sale or closed, revenue for the fourth quarter of 2014 was down 3% from the prior-year period.

●
Adjusted EBITDA loss of $3.3 million for the fourth quarter of 2014, based on a net loss from continuing operations of $10.1 million, as compared to an Adjusted EBITDA loss of $6.9 million for the fourth quarter of 2013, based on a net loss from continuing operations of $105.2 million.  For a reconciliation of non-GAAP to GAAP measures, please review the disclosures and table included with this release.

●	Basic and diluted loss per share of $0.56 for the fourth quarter of 2014, compared to basic and diluted loss per share from continuing operations of $5.94 in the fourth quarter of 2013.

●
As of December 31, 2014, Swisher had $7.2 million of unrestricted cash and cash equivalents on its balance sheet and $3.1 million in outstanding debt, as well as $8.9 million in availability under its revolving credit facility, net of $4.4 million of letters of credit.  During the fourth quarter of 2014, Swisher Hygiene repaid $1.0 million of outstanding debt.

“Our focus on integration and customer profitability continued to yield improving operating margins and a reduction in our adjusted EBITDA loss on a year-over-year basis,” said William M. Pierce, President and Chief Executive Officer of Swisher.  “While challenges remain, we are committed to the goal of achieving sustained profitability in 2015.”

Fourth Quarter 2014 Results

For the three months ended December 31, 2014, Swisher reported total revenue of $45.9 million, a 9% decrease from $50.4 million in the three months ended December 31, 2013.  Excluding revenue related to non-core linen routes and businesses subsequently sold and held for sale, revenue for the fourth quarter of 2014 was down 3% from the prior-year period.

Total costs and expenses for the three months ended December 31, 2014 decreased 65% to $55.7 million, compared to $158.9 million in the three months ended December 31, 2013.  Excluding $96.3 million of impairment expense related to goodwill and assets held for sale in the three months ended December 31, 2013, total costs and expenses decreased 11%, or $6.8 million, compared to the three months ended December 31, 2013.

For the three months ended December 31, 2014 and 2013, respectively:

	Q4 2014	Q4 2013
Cost of sales as a % of revenue	47.2%	46.4%
Route expense as a % of revenue 1	27.3%	25.6%
SG&A expense as a % of revenue	34.9%	41.6%
SG&A expense (excluding unusual expenses) as a % of revenue	33.7%	40.9%

1 Represents route expenses as a percentage of total non-franchise revenue.

Cost of sales declined $1.7 million, or 7%, from the prior-year period.  Route expense decreased $0.4 million, or 3%, from the prior-year period.  SG&A expense (excluding investigation and review-related expenses) declined $5.1 million, or 25%, from the prior-year period.

The increase in cost of sales as a percentage of revenue from the prior-year period primarily reflects changes in Swisher’s revenue mix as well as $0.4 million related to a realignment of freight costs previously classified in SG&A in 2013.  In addition, during the three months ended December 31, 2014, Swisher incurred a one-time cost of sales adjustment of $0.8 million as a result of undertaking a recent inventory of dish machines located at customer locations.  SG&A expenses as a percentage of revenue declined from the prior-year period reflecting ongoing cost efficiencies, a reduction in stock-based compensation and the sale or closure of non-core linen assets.

Net loss for the three months ended December 31, 2014 was $10.1 million, compared to net loss of $107.0 million in the three months ended December 31, 2013.  Net loss for the three months ended December 31, 2013 included $96.3 million in impairment losses and a $1.8 million loss from discontinued operations, net of tax.

Adjusted EBITDA loss for the three months ended December 31, 2014 was $3.3 million, compared to an Adjusted EBITDA loss of $6.9 million for the three months ended December 31, 2013.

Full Year 2014 Results

For the full year ended December 31, 2014, Swisher reported total revenue of $193.8 million, a 9% decrease from $213.7 million for the full year ended December 31, 2013.  Excluding revenue related to non-core linen assets, held for sale or closed, revenue for the full year of 2014 was down 4% from the prior year.

Total costs and expenses for the full year of 2014 decreased 35% to $239.0 million, compared to $366.2 million for the full year of 2013.  Excluding costs related to an impairment loss on goodwill, an impairment loss on assets held for sale, investigation and review-related expenses, and non-routine professional fees of $9.6 million and $105.4 million for the years ended December 31, 2014 and 2013, respectively, total costs and expenses for 2014 decreased 12% compared to the full year 2013.

For the years ended December 31, 2014 and 2013, respectively:

	YTD 2014	YTD 2013
Cost of sales as a % of revenue	46.0%	44.7%
Route expense as a % of revenue 1	26.3%	25.5%
SG&A expense as a % of revenue	35.8%	44.3%
SG&A expense (excluding unusual expenses) as a % of revenue	35.3%	41.8%

1 Represents route expenses as a percentage of total non-franchise revenue.

Cost of sales declined $6.5 million, or 7%, from the prior year.  Route expense declined $3.6 million, or 7%, from the prior year.  SG&A expense (excluding unusual expenses) declined $20.8 million, or 23%, from the prior year.

The increase in cost of sales as a percentage of revenue from the prior year primarily reflects $1.8 million related to a realignment of freight costs previously classified in SG&A in 2013 as well as changes in Swisher’s revenue mix. During 2014, Swisher undertook an inventory of dish machines located at customer locations which resulted in an adjustment totaling $0.8 million in cost of sales.  SG&A expenses (excluding investigation and review-related expenses and non-routine professional fees) as a percentage of revenue declined from the prior year reflecting cost efficiencies, a reduction in stock-based compensation and the sale of non-core linen assets.

Net loss for the year ended December 31, 2014 was $46.8 million, compared to net loss of $153.0 million for the year ended December 31, 2013.  Net losses for the years ended December 31, 2014 and 2013 included $8.8 million and $99.6 million, respectively, in impairment losses and a $2.5 million loss in 2013 from discontinued operations, net of tax.

Adjusted EBITDA loss for the full year ended December 31, 2014 was $12.9 million, compared to an Adjusted EBITDA loss of $21.6 million for the full year ended December 31, 2013.

Swisher's independent registered public accounting firm’s report accompanying Swisher’s Consolidated Financial Statements as of and for the year ended December 31, 2014, as reported in the Form 10-K filed on March 31, 2015, contains an explanatory paragraph regarding its ability to continue as a going concern.  Swisher expects that its cash on hand, the cash flow provided by operating activities, availability under its Credit Facility, and the cash flow from investing activities, including the sale of assets held for sale in the second quarter of 2015, will be sufficient to execute its business plan for the next twelve months.  However Swisher believes its success is contingent upon improved customer retention, profitable organic revenue growth and continued improvement in cost efficiencies in 2015.  Failure to execute the plan successfully or unforecasted shortfalls in available cash may require Swisher to alter its plan, sell other non-core or non-essential assets, or raise additional equity or additional financing.

Conference Call

Swisher will host a conference call to discuss fourth quarter and full year 2014 results on Wednesday, April 1 at 8:30 a.m. Eastern Time.

The conference call can be accessed over the phone by dialing 1-855-437-4412 or for international callers by dialing 1-484-756-4295 and providing conference ID 15328217; please dial-in 10 minutes before the start of the call.  A replay will be available two hours after the call and can be accessed by dialing 1-855-859-2056 or for international callers by dialing 1-404-537-3406; the conference ID is 15328217.  The replay will be available until Wednesday, April 8, 2015.

In order to access a live webcast of the conference call, please go to the Investors section of Swisher’s website at www.swsh.com and click on the webcast link that will be made available.  A replay will be available shortly after the original webcast.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures.  In addition to net income determined in accordance with GAAP, we use certain non-GAAP measures such as “Adjusted EBITDA” in assessing Swisher’s operating performance. Swisher believes this non-GAAP measure serves as an appropriate measure to be used in evaluating the performance of its business.

Swisher defines Adjusted EBITDA as net loss excluding the impact of income taxes, impairment on goodwill, impairment on assets held for sale, one-time exit fee, depreciation and amortization expense, investigation and review related expenses, non-routine professional fees, net interest expense, foreign currency, stock based compensation and severance.

Swisher presents Adjusted EBITDA because the Company considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of its results. Management uses this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and gives an additional indication of Swisher’s core operating performance.  Swisher includes this non-GAAP financial measure in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors.  Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative measure of, revenue, operating results or cash flows from operating activities as determined in accordance with GAAP. Additionally Swisher’s definition of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Under SEC rules, Swisher is required to provide a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.  Accordingly, the following is a reconciliation of Adjusted EBITDA to Swisher’s net losses for the three months and full years ended December 31, 2014 and 2013:

	Three Months Ended December 31,		Tweleve Months Ended December 31,
	2014	2013	2014	2013

Net loss from continuing operations	$(10,092)	$(105,216)	$(46,808)	$(150,532)
Income tax benefit	(11)	(3,921)	(89)	(2,594)
Depreciation and amortization expense	5,639	5,423	21,216	22,113
Interest expense, net	84	101	378	444
Foreign currency	63	3	167	5
Stock-based compensation	334	(40)	1,740	2,916
Severance	68	87	925	607
Investigation and review-related expenses	575	375	800	4,798
Non-routine professional fees	-	-	-	517
Impairment loss on assets held for sale	-	3,092	2,989	6,422
Impairment loss on goodwill	-	93,194	5,821	93,194
One-time exit fee	-	-	-	480
Adjusted EBITDA	$(3,340)	$(6,902)	$(12,861)	$(21,630)

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release and on the conference call constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies.  All of these assumptions have been derived from information currently available to Swisher including information obtained by Swisher from third-party sources. These assumptions may prove to be incorrect in whole or in part.  All of the forward-looking statements made in this press release and on the conference call are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher’s SEDAR profile at www.sedar.com, and Swisher’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release and on the conference call is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. Swisher disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ listed service company delivering essential hygiene and sanitizing solutions to customers in a wide range of end-markets, with a particular emphasis on the foodservice, hospitality, retail and healthcare industries.  These solutions are typically delivered by employees on a regularly scheduled basis and involve providing Swisher’s customers with consumable products such as detergents, cleaning chemicals, soap and hand sanitizers, paper and specialty products.  Most of these offerings are coupled with the rental and servicing of dish machines, dispensing equipment and additional services such as the cleaning of restrooms and other facilities.  EPA-registered disinfectants that meet the Centers for Disease Control and Prevention’s guidelines are also offered to assist customers with their need to disinfect environmental surfaces that may harbor specific viruses. Swisher is committed to service excellence, as what Swisher does matters to thousands of customers on a daily basis, helping to create the cleanest and healthiest environments.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact :
Amy Simpson
Phone: (704) 602-7116

SWISHER HYGIENE INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue
Products	$40,881	$44,584	$173,505	$189,480
Services	4,625	5,514	18,877	22,895
Franchise and other	351	266	1,375	1,313
Total revenue	45,857	50,364	193,757	213,688

Costs and expenses
Cost of sales (exclusive of route expenses and related depreciation and amortization)	21,644	23,386	89,101	95,585
Route expenses	12,442	12,811	50,595	54,227
Selling, general, and administrative expenses	16,009	20,954	69,269	94,620
Depreciation and amortization	5,639	5,423	21,216	22,113
Impairment loss on assets held for sale	-	3,092	2,989	6,422
Impairment loss on goodwill	-	93,194	5,821	93,194
Total costs and expenses	55,734	158,860	238,991	366,161
Loss from continuing operations	(9,877)	(108,496)	(45,234)	(152,473)

Other expense, net	(226)	(640)	(1,663)	(654)
Net loss from continuing operations before income taxes	(10,103)	(109,136)	(46,897)	(153,127)
Income tax benefit	11	3,921	89	2,594
Net loss from continuing operations	(10,092)	(105,215)	(46,808)	(150,533)

Loss from discontinued operations, net of tax	-	(1,809)	-	(2,516)

Net loss	(10,092)	(107,024)	(46,808)	(153,049)

Comprehensive loss
Employee benefit plan adjustment, net of tax	(747)	500	(747)	503
Foreign currency translation adjustment	(11)	(13)	(31)	(33)
Comprehensive loss	$(10,850)	$(106,537)	$(47,586)	$(152,579)

Loss per share (1)
Basic and diluted (continuing operations)	$(0.56)	$(5.94)	$(2.64)	$(8.55)
Basic and diluted (discontinued operations)	-	$(0.10)	-	$(0.14)

Weighted-average common shares used in the computation of loss per share (1)
Basic and diluted	17,753,108	17,674,917	17,723,866	17,599,535

(1)	All outstanding share amounts and computations using such amounts have been retroactively adjusted to reflect the June 3, 2014 one-for-ten reverse stock split.

 SWISHER HYGIENE INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
 (In thousands, except share data)

	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$7,233	$21,465
Restricted cash	231	3,558
Accounts receivable, net	18,751	21,010
Inventory, net	15,426	14,032
Deferred income taxes	534	935
Assets held for sale	-	4,520
Other assets	2,525	5,782
Total current assets	44,700	71,302
Restricted cash	-	2,117
Property and equipment, net	37,037	43,842
Goodwill	-	5,821
Other intangibles, net	6,654	8,436
Customer relationships and contracts, net	22,792	28,575
Other noncurrent assets	2,015	1,624
Total assets	$113,198	$161,717

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$13,627	$8,794
Accrued payroll and benefits	3,467	3,819
Accrued expense	7,122	8,132
Long-term debt and obligations due within one year	1,884	5,251
Liabilities of discontinued operations	-	2,131
Total current liabilities	26,100	28,127
Long-term debt and obligations	1,185	2,003
Deferred income taxes	558	1,053
Other long-term liabilities	4,065	3,348
Total noncurrent liabilities	5,808	6,404

Commitments and contingencies

Equity
Preferred stock, par value $0.001, authorized 10,000,000 shares; no shares issued and outstanding at December 31, 2014 and 2013	-	-
Common stock, par value $0.001, authorized 600,000,000 shares; 17,612,278 shares and 17,588,897 shares issued and outstanding at December 31, 2014 and 2013	18	18
Additional paid-in capital (1)	389,942	388,252
Accumulated deficit	(307,363)	(260,555)
Accumulated other comprehensive loss	(1,307)	(529)
Total equity	81,290	127,186
Total liabilities and equity	$113,198	$161,717

(1)	All outstanding share amounts and computations using such amounts have been retroactively adjusted to reflect the June 3, 2014 one-for-ten reverse stock split.